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                                                                     EXHIBIT 11

                        STATEMENTS OF PER SHARE EARNINGS

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
                                        Quarter ended                    Nine months ended
                                ------------------------------      -----------------------------
                                September 30,    September 30,      September 30,    September 30
                                    1996             1995               1996             1995
                                -------------    -------------      -------------    ------------
Earnings per common share
  Primary                        $    .53          $    .41             $   1.24       $    .85
  Fully diluted                  $    .52          $    .39             $   1.23       $    .82

Weighted average common
 shares outstanding:
  Primary                         907,594           843,290              880,597        843,290
  Fully diluted                   930,569           872,358              888,255        872,358

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